UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2010

Ohr Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-88480	#90-0577933
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 5th Ave, 28th Floor, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212)-682-8452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Termination of a Material Definitive Agreement.

On December 29, 2010  the Company paid $54,740.01 on the secured convertible non-recourse debenture dated March 18, 2009 (“Debenture”) to YA Global Investments (“Yorkville”). The amount represents the full repayment of all outstanding principal and interest on the debenture. In accordance with the terms of the Debenture and Security Agreement dated March 19 2009, Yorkville has released all liens and claims against the Company.

Item 3.02 Unregistered Sales of Equity Securities.

On December 30, 2010, Ohr Pharmaceutical Inc. (“we” or, the “Company”) completed a private placement offering (the “Offering”) pursuant to which the Company sold to various institutional and accredited investors (collectively, the “Investors”) 4,200,000 shares of its common stock at a price of $0.25 per share for gross proceeds of $1,050,000.  Purchasers of the shares also received an aggregate of 2,520,000 five year warrants to purchase common stock at an exercise price of $0.55 per share.  The Company plans to apply the net proceeds of this closing to repay $54,740 of secured indebtedness, for further development of its lead compounds and general working capital. The Company did not engage any placement agent or consultant in connection with the Offering.

The sale of the Units and the securities contained therein were exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and Regulation D or Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering.  The purchasers of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, with appropriate restrictive legends affixed to the certificates for securities issued in the Offering.  All purchasers of the securities represented and warranted, among other things, that they were accredited investors within the meaning of Regulation D or non-U.S. persons within the meaning of Regulation S, that they had the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of an investment in the Company and had the ability to bear the economic risks of the investment, and that they had adequate access to information about the Company.

Item 9.01 Financial Statements and Exhibits

10.10 Form of Subscription Agreement Dated December 30, 2010 by and between the Company and the investors in the Private Placement

10.11 Form of Class I Common Stock Purchase Warrant issued pursuant to the Subscription Agreement, dated as of December 30, 2010.

99.1 Press Release Dated January 3, 2011

Exhibit No.	Description
10.10	Form of Subscription Agreement Dated December 30, 2010 by and between the Company and the investors in the Private Placement

10.11	Form of Class I Common Stock Purchase Warrant issued pursuant to the Subscription Agreement, dated as of December 30, 2010.

99.1	Press Release Dated January 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHR PHARMACEUTICAL, INC.
Dated: January 5, 2011
	By:	/s/ Irach Taraporewala
Dr. Irach Taraporewala, President and CEO